UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2010

WILLING HOLDING, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53234	26-0655541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21218 St. Andrews Ave.  #131
Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 705-4386
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2010, the registrant Willing Holding, Inc., a Florida corporation (the “Company”) and 11i Solutions, Inc., a Georgia corporation (“11i Solutions”), entered into a Purchase Agreement (the “Agreement”), effective March 26, 2010.   The parties additionally entered into an Escrow Agreement (“Escrow Agreement”) on March 26, 2010.  As per the terms of the Agreement 11i Solutions will acquire a majority position in the capital stock of the Company (the “Agreement”). The Board of Directors of the Company has unanimously approved the Purchase Agreement. Unless otherwise indicated, we refer to the Company, as we, us, or our, in this Current Report on Form 8-K (“Form 8-K Report”).

11i Solutions provides wireless technologies and other services and hardware to a variety of rapidly expanding markets, specifically: critical infrastructure security, antiterrorism, homeland security, intelligence, and law enforcement. 11i has designed and developed innovative, multi-purpose solutions, addressing the growing problem of the malicious use of cellular-wireless technology. 11i targets the commercial, government and international markets for its products and services. 11i Solutions is headquartered in Kennesaw, Georgia.

Upon the terms and subject to the conditions of the Agreement, 11i Solutions purchased 25,000,000 shares of the Class A common stock of the Company (the “Shares”) pursuant to the distribution terms provided in the Escrow Agreement for $225,000.00.  Pursuant to the terms of the Agreement Thomas L. DiStefano III resigned as chief executive officer of the Company and Domingo M. Silvas III was appointed as the new chief executive officer.  Additionally, Melissa K. Conner resigned as a director of the Company under the terms of the Agreement. The Agreement provides that Mr. DiStefano and Mr. Silvas will serve as co-chairmen of the Company until all closing conditions under the Agreement and the Escrow Agreement have been satisfied.  The terms of the Agreement include 11i Solutions paying all the outstanding debt obligations of the Company during  a ninety day period commencing on March 26, 2010,  the effective date of the Agreement.  At such time as the full purchase price for the Shares has been paid and all outstanding debt obligations of the Company have been discharged under the terms of the Escrow Agreement, Mr. DiStefano will resign from his position as co-chairman of the Company.

The Company’s new chief executive officer and co-chairman Domingo M. Silvas III, served in the United States Army NG as a combat medic from March 1992 to March1996.  From Dec 1996 through March 2000 he was an operation manager for NAF located in Germany. In 2000 he founded Leads Direct a web-based online management/delivery system for clients and their sales associates.  From March 2005 to September 2007 Mr. Silvas was a senior project director for Core Technologies.  In August 2007, Mr. Silvas founded 11i Networks, Inc. and became its Chairman where he raised the initial startup capital, and recruited the management team.  In Jan 2010,  11i Networks, Inc.’s  subsidiary 11i Solutions, Inc. was launched as a wireless technology company with products and solutions developed for anti-terrorism and homeland security.  In July 2009,  while serving as chairman of 11i Networks, Inc., Mr. Silvas  became chief executive officer of AquaGold International Inc. (OTCPK:AQUI) a water bottling company with the purpose of restructuring its management team and creating business development opportunities. Mr. Silvas resigned from AquaGold International Inc.  in December 2009 to concentrate exclusively on 11i Solutions, Inc. and its capital formation,  technology development, business development and transition from a private to public company.

The Company is not aware of any arrangement or understanding between Mr. Silvas and any other person, pursuant to which he was selected as a director except as provided in the Agreement.  Mr. Silvas is not a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

The Agreement contains certain rescission rights for both the Company and 11i Solutions including without limitation the mutual right to rescind the Agreement if 11i Solutions has not complied with the terms of the Agreement, including full payment of the purchase price for the Shares within the ninety day term.

The foregoing descriptions of the Agreement and Escrow Agreement  are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Agreement and Escrow Agreement, attached as Exhibits 10.1 and 10.2 to this Form 8-K Report, which agreements are incorporated herein by reference.

The Agreement and Escrow Agreement have been included to provide security holders with information regarding their terms. The representations, warranties and covenants contained in the  Agreement and Escrow Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement and Escrow Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement and Escrow Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to potential investors and other third parties. Information concerning the subject matter of the representations and warranties may change after the date the Agreement and Escrow Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01   Financial Statements and Exhibits.

The following exhibits are filed herewith:
Exhibit No.	Description

10.1	Share Purchase Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and Thomas L. DiStefano III, effective as of March 26, 2010.

10.2	Escrow Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and the additional party named therein serving as escrow agent, dated as of March 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 1, 2010

WILLING HOLDING, INC. (Registrant)

By:	/s/ Domingo M. Silvas III
Name:	Domingo M. Silvas III
Title:	Chief Executive Officer and Co-Chairman

EXHIBIT INDEX
Exhibit No.	Description

10.1	Share Purchase Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and Thomas L. DiStefano III, effective as of March 26, 2010.

10.2	Escrow Agreement by and among Willing Holding, Inc., 11i Solutions, Inc., and the additional party named therein serving as escrow agent, dated as of March 26, 2010.